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EXHIBIT 23.01



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

ERF Wireless, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 11, 2005, relating to the consolidated financial statement schedules, which appears in this Form 10-KSB/A.

We consent to all references to our firm in this Form 10-KSB/A.



/s/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP
Certified Public Accountants

Houston, Texas

August 26, 2005